Exhibit 99.1

Aerie Pharmaceuticals Announces Publication of Peer-Reviewed Paper Evaluating the Treatment Effect of Netarsudil on Outflow Function in Steroid-Induced Glaucoma

Durham, N.C., March 30, 2021 – Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases, today announced the publication of a peer-reviewed paper in eLife, a science journal, entitled, “Antifibrotic activity of a rho-kinase inhibitor restores outflow function and intraocular pressure homeostasis.” This paper evaluates the treatment effect of netarsudil, marketed as Rhopressa® (netarsudil ophthalmic solution) 0.02% in the United States, on steroid-induced ocular hypertension in a mouse model and steroid-induced glaucoma in humans.

Findings from the mouse model demonstrate that netarsudil can reverse tissue stiffness and fibrosis in the trabecular meshwork (“TM”) caused by long term exposure to steroids, which is thought to mimic the effects of aging on the TM in patients with primary open angle glaucoma. The reduction of stiffness was demonstrated directly using atomic force microscopy, as well as indirectly in live mice by measuring the movement of the TM in response to elevated intraocular pressure (“IOP”). Importantly, this is the first time that a marketed glaucoma drug has shown the ability to potentially reverse pathology at the TM, doing so in a way that restores the TM to a more natural and flexible state. This is believed to be necessary for the TM to maintain IOP at a healthy level.

The paper also reviews clinical data for Rhopressa® from retrospective chart reviews of two cohorts of patients with steroid induced glaucoma (“SIG”) whose IOP was not controlled on other medications. When Rhopressa® was added, usually as a third or fourth medication, patients achieved an average decrease in IOP of 7 to 8 mmHg (millimeters of mercury).

Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie, commented, “The findings of this independent research complement the substantial pre-clinical and clinical evidence that we have collected to date by demonstrating that Rhopressa® acts directly on the TM to reduce tissue stiffness and improve outflow, thereby potentially reversing the fibrotic disease process associated with SIG and with primary open angle glaucoma. As the first glaucoma drug to demonstrate these effects on the outflow pathway responsible for elevated IOP in glaucoma, we believe that Rhopressa® offers ophthalmologists a unique therapeutic tool for managing elevated IOP in their patients.”

Rhopressa® was approved in the United States in December 2017 for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension. It has also received marketing authorisation in the EU under the name Rhokiinsa®.

The result of a research collaboration between investigators at Duke University, Georgia Institute of Technology/Emory University, Washington State University and Aerie Pharmaceuticals, Inc., the paper can be accessed from eLife’s website at http://www.elifesciences.org.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the duration and severity of the coronavirus disease (COVID-19) outbreak, including the impact on our clinical and commercial operations, demand for our products and financial results and condition of our global supply chains; our expectations regarding the commercialization and manufacturing of Rhopressa®, Rocklatan®, Rhokiinsa® and Roclanda® or any product candidates or future product candidates, including the timing, cost or other aspects of their commercial launch; our commercialization, marketing, manufacturing and supply management capabilities and strategies in and outside of the United States; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States, and any product candidates or future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the effectiveness of Rhopressa®, Rocklatan®, Rhokiinsa®, Roclanda® or any product candidates or future product candidates; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any product candidates, preclinical implants or future product candidates; the potential advantages of Rhopressa® and Rocklatan® or any product candidates or future product candidates; our plans to pursue development of additional product candidates and technologies; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights or to develop new intellectual property; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. In particular, FDA and European Medicines Agency (EMA) approval of Rhopressa® and Rocklatan® do not constitute regulatory approval of Rhopressa® and Rocklatan® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan® in such other jurisdictions. In addition, FDA approval of Rhopressa® and Rocklatan® do not constitute FDA approval of our product candidates or any future product candidates, and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Ami Bavishi 908-947-3949; abavishi@aeriepharma.com

Source: Aerie Pharmaceuticals, Inc.